Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
CISCO SYSTEMS, INC.
(a Delaware corporation)
Effective as of August 21, 2025
ARTICLE 1
OFFICES
Section 1.01    The principal executive offices of Cisco Systems, Inc. (the “Corporation”) shall be at such place inside or outside the State of Delaware as the Board of Directors may determine from time to time.
Section 1.02    The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.
ARTICLE 2
STOCKHOLDERS’ MEETINGS
Section 2.01    Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such time, date and place as may be determined by the Board of Directors.
Section 2.02    Special Meetings. Special meetings of the stockholders may be called at any time by the Chair of the Board of Directors, by the Chief Executive Officer, by the Board of Directors, or by one or more stockholders holding not less than ten percent (10%) of the voting power of the Corporation on the record date established pursuant to Article 2, Section 2.10 of these Amended and Restated Bylaws of the Corporation (the “Bylaws”) and who otherwise comply the requirement of this Article 2, Section 2.02. The person or persons calling any such meeting or requesting such meeting be called shall concurrently specify the purpose of such meeting and the business proposed to be transacted at such meeting. In connection with any request for a special meeting by the stockholders in accordance with the provisions of this Article 2, Section 2.02, such request shall be in writing sent by registered mail to the Chair of the Board of Directors, the Chief Executive Officer of the Corporation (the “Chief Executive Officer”), or the Secretary of the Corporation (the “Secretary”), or delivered to any such officer in person, and shall include the information required by Article 2, Section 2.12 of these Bylaws. Subject to the immediately succeeding sentence, the Board of Directors shall cause notice of a meeting requested by the stockholders in accordance with this Section 2.02 to be given in accordance with Article 2, Section 2.04 of these Bylaws as promptly as reasonably practicable and, in connection therewith, establish the time, date and place of such meeting which shall be held not more than one hundred twenty (120) nor less than thirty five (35) days after the Board of Directors has determined the stockholder or stockholders shall have satisfied the requirements in

Section 2.12. Within five (5) business days after receiving all of the information specified in Section 2.12 from a stockholder or stockholders of the Corporation, the Board of Directors shall determine whether such stockholder or stockholders have satisfied the requirements for calling a special meeting of the stockholders and notify the requesting party or parties of its finding.
Section 2.03    Place. All meetings of the stockholders shall be at any place within or without the State of Delaware designated by the Board of Directors or the Chief Executive Officer, or by means of remote communication as the Board of Directors in its sole discretion may determine. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.
Section 2.04    Notice. Notice of meetings of the stockholders of the Corporation shall be given in accordance with applicable law (including, without limitation, as set forth in Section 7.01 of these Bylaws). Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these Bylaws, notice of any such meeting of stockholders shall be sent to each stockholder entitled thereto not less than ten (10) days nor more than sixty (60) days before the meeting. Said notice shall state the time, date and place, if any, of the meeting and, (1) in the case of special meetings, the purpose of the meeting and the business proposed to be transacted, or (2) in the case of annual meetings, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders, including any actions brought by a stockholder, and (3) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by the Board of Directors for election and the names of the nominees to be included in the Corporation’s proxy statement for such annual meeting in accordance with Article 2, Section 2.14.
Section 2.05    Adjourned Meetings. Any stockholders’ meeting may be adjourned from time to time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) by (1) the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy or (2) the presiding officer of the meeting. Notice of the time, date and place of any adjourned meeting need not be given if such time, date and place are announced at the meeting at which stockholders and proxy holders may be deemed to be present in person and voting at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the General Corporation Law of the State of Delaware (the “DGCL”); provided, however, that if the adjournment is for more than thirty (30) days or, if after the adjournment, a new record date is fixed for the adjourned meeting, notice of the time, date and place of the adjourned meeting must be given in conformity with Article 2, Section 2.04 of these Bylaws. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.
Section 2.06    Quorum. The presence in person or by proxy of the holders of a majority of the voting power of the shares issued, outstanding and entitled to vote at the meeting constitutes a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business, including at any adjournment thereof (unless a new record date is fixed for the adjourned meeting), notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite vote of the stockholders.
In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the presiding officer of the meeting or the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted, except as provided above. Votes shall be counted in accordance with Article 2, Section 2.09 of these Bylaws.
Section 2.07    Action By Consent. Any action which may be taken at any meeting of stockholders may be taken without a meeting and without prior notice, if a consent, setting forth the action so taken, shall be signed by the holders of outstanding shares on the record date established pursuant to Article 2, Section 2.10 of these Bylaws having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that, notice of any stockholder approval without a meeting by less than unanimous stockholder consent shall be given as required by the DGCL.
Any consent may be revoked by a writing received by the Secretary prior to the time that consents of the holders of the number of shares required to authorize the proposed action have been delivered to the Corporation.
Section 2.08    Waiver of Notice. The transactions of any meeting of stockholders, however called and noticed, and whenever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy gives a waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 2.09    Voting; Stockholder List.
(a)    At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors. A proxy shall be irrevocable if it satisfies the requirements of Section 212(e) of the DGCL. The voting at meetings of stockholders need not be by ballot, but any stockholder before the voting begins may demand that voting be by ballot, each of which shall state the name of the stockholder or proxy voting and the number of shares voted by such stockholder or proxy.
(b)    Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, all matters presented to the stockholders at a meeting at which a quorum is present shall be decided by a majority of the votes properly cast for or against such matter, and, for the avoidance of doubt, neither abstentions nor broker non-votes shall be counted as votes cast for or against such matter.
(c)    The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.09(c) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date, either (a) on a reasonably accessible electronic network as permitted by applicable law (provided that the information required to gain access to the list is provided with the notice of the meeting), or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.09(c) or to vote in person or by proxy at any meeting of stockholders. Notwithstanding the foregoing, the Corporation may maintain and authorize examination of the list of stockholders in any manner expressly permitted by the DGCL at the time.
Section 2.10    Record Dates. In the event the Board of Directors fixes a day for the determination of stockholders of record entitled to vote as provided in this Section 2.10, then, subject to the provisions of the DGCL, only persons in whose name shares entitled to vote stand on the stock records of the Corporation at the close of business on such day shall be entitled to vote.
(a)    Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.
(b)    Action by Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors shall fix a record date to determine the stockholders entitled to act by consent, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. To the extent stockholders may take action by consent in accordance with the Certificate of Incorporation and these Bylaws, any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in no event later than twenty-eight (28) days after the date on which such request is received, adopt a resolution fixing the record date to determine the stockholders entitled to act by consent. If no record date has been fixed by the Board of Directors, such record date shall be determined in accordance with the DGCL.
(c)    Dividends, Distributions and other Rights. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) days nor less than the number of days required by the primary stock exchange on which the Corporation’s shares of common stock are traded prior to such action. If no such record date is fixed by the Board of Directors, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 2.11    Order of Business. The Chief Executive Officer, or such other officer or director of the Corporation designated by a majority of the Board of Directors, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders’ meeting, (ii) ascertaining whether any stockholder or his, her or its proxy may be excluded or removed from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders, (iv) restrict use of audio or video recording devices at the meeting, and (v) taking such other action as, in the discretion of the presiding officer, is deemed necessary, appropriate or convenient for the proper conduct of the meeting.
At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with the immediately succeeding sentence. For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be a stockholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the Board of Directors, (ii) at the time of the meeting, is a stockholder of record who is entitled to vote at such meeting, and attends such meeting to present such nomination or proposal, and (iii) have given timely written notice thereof to the Secretary in accordance with Article 2, Section 2.12 or Article 2, Section 2.14, as the case may be, of these Bylaws.
Nominations of persons for election as directors of the Corporation may be made at an annual meeting of stockholders only (i) by or at the direction of the Board of Directors, (ii) by any stockholder who is a stockholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the Board of Directors, who, at the time of the meeting, is a stockholder of record who is entitled to vote at such meeting, who attends such meeting to present such nomination or proposal and who has given timely written notice thereof to the Secretary in accordance with, and otherwise satisfied the requirements of, Article 2, Section 2.12 of these Bylaws, or (iii) by any Eligible Holder (as defined in Article 2, Section 2.14) who has satisfied the requirements of Article 2, Section 2.14. Only persons who are nominated in accordance with this Article 2, Section 2.11 will be eligible for election at a meeting of stockholders as directors of the Corporation. The number of nominees a stockholder may nominate for election at a meeting of stockholders (or in the case of a stockholder of record giving the notice on behalf of the beneficial owner, the number of nominees a stockholder of record may nominate for election at the meeting on behalf of such stockholder) shall not exceed the number of directors to be elected at such meeting.
At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting in accordance with Section 2.02.
The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with Article 2, Sections 2.02 and 2.11 and whether any nomination of a person for election as a director of the Corporation at any annual meeting of the stockholders was properly made in accordance with this Article 2, Section 2.11, will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, or any nomination was not properly made (including satisfying the information requirements set forth herein with accurate and complete information), he or she will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded (and any such nominee shall be disqualified), including that if a stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s director nominees (and any such nominee shall be disqualified). Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, no stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner.
Notwithstanding the provisions of Sections 2.11, 2.12 and 2.14 of this Article 2, a stockholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder with respect to the matters set forth in Sections 2.11, 2.12 and 2.14 of this Article 2, for the avoidance of doubt including, but not limited to, Rule 14a-19 of the Exchange Act with respect to nominations. Nothing in Sections 2.11, 2.12 and 2.14 of this Article 2 will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act.
For purposes of these Bylaws, “public announcement” means disclosure in a press release reported by the Dow Jones Newswires, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act or furnished to stockholders.
Section 2.12    Advance Notice of Stockholder Proposals and Director Nominations.
(a)    To be timely for purposes of Article 2, Section 2.11 of these Bylaws, (i) a stockholder’s notice (other than a notice by an Eligible Holder (as defined in Article 2, Section 2.14) who seeks to include a Nominee (as defined in Article 2, Section 2.14) in the Corporation’s proxy statement for an annual meeting of stockholders pursuant to Article 2, Section 2.14) must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) calendar days prior to the anniversary date of the date (as specified in the Corporation’s proxy materials for its immediately preceding annual meeting of stockholders) on which the Corporation first sent its proxy materials to the Corporation’s stockholders for its immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting is called for a date that is not within sixty (60) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of stockholders was held to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made, (ii) in the case of a proposal for the nomination of persons for election to the Board of Directors, the stockholder of record shall have complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the SEC, including any SEC Staff interpretations relating thereto), and the stockholder shall deliver, no later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, reasonable evidence that it has complied with such requirements and (iii) in the case of a proposal for the nomination of persons for election to the Board of Directors, the Board of Directors or an executive officer designated thereby shall have determined that the stockholder of record has satisfied the requirements of this Section 2.12. In no event will the public announcement of an adjournment, postponement or rescheduling of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. Notwithstanding anything in this Section 2.12 or any other provision of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 2.12 and there is no public announcement by the Corporation naming all of the Nominees for director or specifying the size of the increased Board of Directors at least seventy five (75) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, if there is no public announcement at least seventy five (75) days prior to the date of the annual meeting), a stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m. local time on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b)    In the case of a request by a stockholder for business to be brought before any annual meeting of stockholders, a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) a representation that the stockholder proposing such business is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person (including virtually in the case of a meeting conducted solely by means of remote communication) or by proxy at the meeting to propose such business or nomination, (iv) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (v)(A) a reasonably detailed description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions, such as those involving direct or indirect opportunities to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, or partnership interests in a partnership that directly or indirectly hold any of the foregoing) that has been entered into as of the date of such notice by such stockholder and beneficial owner, if any, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the Corporation, and any performance-related fees to which each such party is directly or indirectly entitled based on any increase or decrease in the value of shares of the Corporation, and (B) a representation that the stockholder will notify the Corporation in writing of any of the information required to be disclosed in clause (v)(A) that is in effect as of the record date for the meeting not later than five (5) business days following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (vii) in the case of a proposal other than the nomination of persons for election to the Board of Directors, a representation whether such proposing stockholder intends (or is part of a group that intends) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal.
(c)    In the case of a nomination by a stockholder of a person for election as a director of the Corporation at any annual meeting of stockholders pursuant to this Article 2, Section 2.12, a stockholder notice to the Secretary must set forth (i) the stockholder’s intent to nominate one or more persons for election as a director of the Corporation, the name of each such nominee proposed by the stockholder giving the notice, and the reason for making such nomination at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is proposed, (iii) a representation that the stockholder proposing such business is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person (including virtually in the case of a meeting conducted solely by means of remote communication) or by proxy at the meeting to propose such business or nomination, (iv) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such nomination and by the beneficial owner, if any, on whose behalf the nomination is proposed, (v) the information and representation described in clause (v) of the immediately preceding paragraph, (vi) any material interest of such stockholder proposing such nomination and the beneficial owner, if any, on whose behalf the proposal is made, (vii) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) each nominee, and (C) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice, (viii) a representation that such stockholder giving the notice intends to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19, and the name of each participant (as defined in Item 4 of the Exchange Act Schedule 14A) in such solicitation, (ix) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed in accordance with the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board of Directors, (x) the signed consent of each nominee proposed by the stockholder giving the notice to be included as a nominee in any materials relating to the Corporation’s next meeting and to serve as a director of the Corporation if so elected, (xi) any material pending or threatened legal proceeding in which such stockholder is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (xii) the information set forth in Article 2, Sections 2.14(d)(ii)(D), (E) and (H), (xiii) statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at any future meeting at which such person would face reelection and acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s policies, (xiv) description of any business or personal interests that could place such person in a potential conflict of interest with the Corporation or any of its subsidiaries, and (xv) such stockholder’s unconditional consent to the public disclosure of any or all of the information provided to the Corporation pursuant to this Section 2.12 and such stockholder’s agreement to the matters set forth in Article 2, Section 2.14(d)(iv). Notwithstanding the foregoing, solely with respect to a stockholder’s notice pursuant to this Section 2.12(c), if a stockholder’s notice was received by the Secretary at the principal executive offices of the Corporation on or after the first day allowed for such notice to be timely and more than fourteen (14) calendar days prior to the last date on which such notice could have been timely given as provided in this Section 2.12, and the Secretary determines that a defect or omission is apparent on the face of such notice, then the following provisions shall apply: (i) within fourteen (14) calendar days of receiving such notice, the Secretary shall notify such stockholder of such deficiencies (the “deficiency notification”), which such deficiency notification may be sent by email to the email address specified in the stockholder’s notice, in which case such notification shall be deemed received by the nominating stockholder when sent by the Secretary; (ii) the stockholder shall have an opportunity to cure such deficiencies by delivering corrective information to the Secretary at the principal executive offices of the Corporation on or before the last date on which such notice could have been timely given as provided in this Article 2, Section 2.12 (the “cure deadline”); and (iii) if the stockholder cures all deficiencies identified in the deficiency notification by the cure deadline, then the deficiencies identified in the deficiency notification shall not serve as a basis for the presiding officer of the meeting to declare that the proposed nomination be disregarded; provided, that nothing herein shall preclude the presiding officer of the meeting from declaring that the proposed nomination shall be disregarded if the presiding officer of the meeting determines that the nomination otherwise is not in compliance with these Bylaws, including as a result of an untrue statement or omission of a fact required under these Bylaws to be stated in the nomination notice or a defect or omission that was not apparent on the face of the stockholder’s notice, or if the stockholder fails to provide the supplemental statement or any updates on material changes as required by these Bylaws.
(d)    Any stockholder or stockholders seeking to call a special meeting pursuant to Article 2, Section 2.02 of these Bylaws shall provide information comparable to that required by the preceding paragraphs, to the extent applicable, in any request made pursuant to such Article and Section.

(e)    From the date of delivery of the stockholder notice required by Sections 12(b), (c) or (d), such stockholder must give written notice to the Secretary at the principal executive offices of the Corporation of any change in the information provided therein pursuant to this Section 2.12 within two (2) business days after the occurrence of such change (each an “Update”), so that the information is current through the date of the meeting or any adjournment, postponement, or rescheduling thereof, provided that any such Update shall be delivered by such stockholder at least two (2) business days prior to the closing of the polls at the meeting. If a stockholder providing written notice required by this Section 2.12 fails to provide any written Update in accordance with this Section 2.12, the information as to which such written Update relates may be deemed not to have been provided in accordance with these Bylaws. If any information submitted pursuant to this Section 2.12 is inaccurate or incomplete in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with these Bylaws. A stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification will cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), such stockholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (1) written verification, reasonably satisfactory to the Board of Directors, any committee thereof, or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted and (2) a written affirmation of any information submitted as of an earlier date. If such stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these Bylaws. Notwithstanding the foregoing, if a stockholder of record no longer plans to solicit proxies in accordance with its representation pursuant to Section 2.12(b), the stockholder of record shall inform the Corporation of this change by delivering a writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of such change.
(f)    Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors (including upon the request of stockholders pursuant to Section 2.02 hereof) or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting (including upon the request of stockholders pursuant to Section 2.02 hereof), by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.12 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.12. The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Section 2.02 hereof. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may

be) for election to such position(s) as specified in the Corporation’s notice of meeting, if (A) the stockholder’s notice required by Section 2.12(c) shall be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) calendar day following the day on which public announcement of the date of the special meeting at which directors are to be elected is first made by the Corporation, (B) the stockholder has complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the SEC, including any SEC Staff interpretations relating thereto) and (C) the Board of Directors or an executive officer designated thereby has determined that the stockholder has satisfied the requirements of this Section 2.12. In no event shall the adjournment, postponement or rescheduling (or the public announcement thereof) of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.
Section 2.13    Election of Directors. In any uncontested election, candidates for election to the Board of Directors receiving the affirmative vote of a majority of the votes properly cast for or against such matter (and for the avoidance of doubt neither abstentions nor broker non-votes shall be counted as votes cast for or against such matter) at a duly held meeting at which a quorum is present shall be elected. In any election that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares shall be elected; votes against a director and votes withheld shall have no legal effect.
For purposes of these Bylaws, “uncontested election” means an election of directors of the Corporation in which, at the expiration of the later of (i) the time fixed under Section 2.12 of this Article 2 requiring advance notification of director candidates, and (ii) the time fixed under Section 2.14 of this Article 2 for the inclusion of a Nominee (as defined in Article 2, Section 2.14) in the Corporation’s proxy statement, the number of candidates for election does not exceed the number of directors to be elected by the stockholders at that election.
Section 2.14    Stockholder Nominations Included in the Corporation’s Proxy Materials.
(a)    Inclusion of Nominees in Proxy Statement. Subject to the provisions of this Article 2, Section 2.14, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders: (i) the name or names of any person or persons nominated for election (each, a “Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to twenty (20) Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Article 2, Section 2.14 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”), (ii) disclosure about each Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement, (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Nominee’s election to the Board of Directors (subject, without limitation, to Article 2, Section 2.14(e)(ii)), if such statement does not exceed five hundred (500) words and fully complies with Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, including Rule 14a-9 (the “Supporting Statement”), and (iv) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of each Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Article 2, Section 2.14 and any solicitation materials or related information with respect to a Nominee.
For purposes of this Article 2, Section 2.14, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Stockholder, any Nominee and any other person so long as made in good faith (without any further requirements). The presiding officer of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Nominee has been nominated in accordance with the requirements of this Article 2, Section 2.14 and, if not so nominated, shall direct and declare at the meeting that such Nominee shall not be considered.
(b)    Maximum Number of Nominees. (i) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Nominees than that number of directors constituting the greater of (i) two (2) or (ii) twenty percent (20%) of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Article 2, Section 2.14 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) Nominees who the Board of Directors itself decides to nominate for election at such annual meeting, (2) Nominees who cease to satisfy, or Nominees of Nominating Stockholders that cease to satisfy, the eligibility requirements in this Article 2, Section 2.14, as determined by the Board of Directors, (3) Nominees whose nomination is withdrawn by the Nominating Stockholder or who become unwilling to serve on the Board of Directors, and (4) the number of incumbent directors who had been Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Article 2, Section 2.14(d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(ii)    If the number of Nominees pursuant to this Article 2, Section 2.14 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Article 2, Section 2.14(d), a Nominating Stockholder or a Nominee ceases to satisfy the eligibility requirements in this Article 2, Section 2.14, as determined by the Board of Directors, a Nominating Stockholder withdraws its nomination or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.
(c)    Eligibility of Nominating Stockholder. (i) An “Eligible Holder” is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Article 2, Section 2.14(c) continuously for the three-year period specified in Subsection (ii) below or (2) provides to the Secretary, within the time period referred to in Article 2, Section 2.14(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).
(ii)    An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Article 2, Section 2.14 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in (A), (B) or (C) hereof. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Article 2, Section 2.14, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Article 2, Section 2.14, as determined by the Board of Directors, or withdraw from a group of Eligible

Holders, at any time prior to the annual meeting of stockholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group.
(iii)    The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.
(iv)    For purposes of this Article 2, Section 2.14, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares:
(1) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Holder, (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.
An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five (5) business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.
(v)    No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(d)    Nomination Notice. To nominate a Nominee, the Nominating Stockholder must, not less than one hundred twenty (120) nor more than one hundred fifty (150) calendar days prior to the anniversary date of the date (as specified in the Corporation’s proxy materials for its immediately preceding annual meeting of stockholders) on which the Corporation first sent its proxy materials for its immediately preceding annual meeting of stockholders, deliver or mail to the Secretary at the principal executive offices of the Corporation all of the below information and documents (collectively, the “Nomination Notice”), and the Nomination Notice must be received by the Secretary within such period of time; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of stockholders was called, the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred eighty (180) days prior to the date of the annual meeting or the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of the Nomination Notice as provided above. For the purposes of these Bylaws, the Nomination Notice shall include the following:
(i)    A Schedule 14N (or any successor form) relating to each Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules,
(ii)    A written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member): (A) the information required with respect to the nomination of directors pursuant to Article 2, Section 2.12 of these Bylaws, (B) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N, (C) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation, (D) a representation and warranty that each Nominee’s candidacy or, if elected, Board of Director membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded, (E) a representation and warranty that each Nominee: (1) does not have any direct or indirect relationship with the Corporation that would cause the Nominee to be considered not independent pursuant to the Corporation’s Corporate Governance Guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded, (2) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded, (3) is a “non-employee director” for the purposes of Rule 16b-3 promulgated under the Exchange Act (or any successor rule), (4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), and (5) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”) or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Nominee, (F) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Article 2, Section 2.14(c) and has provided evidence of ownership to the extent required by Article 2, Section 2.14(c)(i), (G) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Article 2, Section 2.14(c) through the date of the annual meeting, (H) details of any position of a Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three (3) years preceding the submission of the Nomination Notice, (I) a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to a Nominee or any nominee of the Board of Directors, (J) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting, (K) if desired, a Supporting Statement, and (L) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination,
(iii)    An executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including each group member) agrees (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election, (B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation, (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice, (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Article 2, Section 2.14, (E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Article 2, Section 2.14(c), to promptly (and in any event within forty-eight (48) hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of (x) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (y) such failure, and
(iv)    An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Nominee (A) to provide to the Corporation such other information and certifications, including completion of the Corporation’s director questionnaire, as it may reasonably request, (B) at the reasonable request of the Nomination and Governance Committee, to meet with the Nomination and Governance Committee to discuss matters relating to the nomination of such Nominee to the Board of Directors, including the information provided by such Nominee to the Corporation in connection with his or her nomination and such Nominee’s eligibility to serve as a member of the Board of Directors, (C) that such Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and any other Corporation policies and guidelines applicable to directors, and (D) that such Nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation that has not been disclosed to the Corporation, (ii) any agreement, arrangement or understanding with any person or entity as to how such Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation, or (iii) any Voting Commitment that could limit or interfere with such Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law.
The information and documents required by this Article 2, Section 2.14(d) to be provided by the Nominating Stockholder shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Article 2, Section 2.14(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary.
(e)    Exceptions. (i) Notwithstanding anything to the contrary contained in this Article 2, Section 2.14, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Nominee, if (A) the Corporation receives a notice pursuant to Article 2, Section 2.12 of these Bylaws that a stockholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation, (B) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Article 2, Section 2.14, the Nominating Stockholder withdraws its nomination or the presiding officer of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Article 2, Section 2.14 and shall therefore be disregarded, (C) the Board of Directors determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of the primary stock exchange on which the Corporation’s common stock is traded, (D) such Nominee was nominated for election to the Board of Directors pursuant to this Article 2, Section 2.14 at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible, (E) such Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, or (F) the Corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or the Nominee has failed to continue to satisfy the eligibility requirements described in Article 2, Section 2.14(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Nominee under this Article 2, Section 2.14.
(ii)    Notwithstanding anything to the contrary contained in this Article 2, Section 2.14, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Nominee included in the Nomination Notice, if the Board of Directors determines that (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading, (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person, or (C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation. The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.
Section 2.15    Inspector of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act as such with regards to the meeting, and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. At a meeting of stockholders, the inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies pursuant to Section 211(a)(2)b.(i) or (iii) of the DGCL, or in accordance with Sections 211(e) or 212(c)(2) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 2.15 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls, unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.
ARTICLE 3
BOARD OF DIRECTORS
Section 3.01    Powers. Subject to any limitations in the Certificate of Incorporation or any provision of the DGCL requiring stockholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers and manage and direct all such acts and things as may be exercised or done by the Corporation.
Section 3.02    Number and Qualification of Directors. The number of authorized directors of the Corporation shall be not less than eight (8) nor more than fifteen (15), the exact number of directors to be fixed from time to time within such range by a duly adopted resolution of the Board of Directors or stockholders. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
Directors shall hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified subject to their earlier death, resignation or removal. If any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Directors need not be stockholders. If an incumbent director fails, in an uncontested election, to receive the vote required to be elected in accordance with Section 2.13 of Article 2, then, such director shall tender his or her resignation, to be effective the earlier of ninety (90) days following certification of the election results or the date on which the Board of Directors selects a person to fill the office held by that director in accordance with the procedures set forth in these Bylaws and, except to the extent otherwise provided in these Bylaws, Section 223 of the DGCL.
Section 3.03    Regular Meetings. The Board of Directors may provide for regular meetings to be held at such places, within or without of the State of Delaware, and at such times as the Board of Directors may from time to time determine.
Section 3.04    Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chair of the Board of Directors, the Chief Executive Officer, the Lead Independent Director (as defined below) or any two (2) directors. Notice of the date, time and place of all special meetings of the Board of Directors shall be delivered personally or by telephone, including a voice messaging system, or electronic transmission by the Corporation to each director at least twenty-four (24) hours before the meeting, or sent to each director by first-class mail, postage prepaid, at least four (4) days before the meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.
Section 3.05    Place of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, which has been designated in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation or as designated by the resolution duly adopted by the Board of Directors.
Section 3.06    Remote Meetings Permitted. Members of the Board of Directors, or any committee thereof, may participate in a meeting through use of conference telephone or other communications equipment, so long as all members participating in such meeting can hear one another.
Section 3.07    Quorum. A quorum at all meetings of the Board of Directors shall be a majority of the authorized directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice in accordance with Section 3.04 of any adjournment to another time or place shall be given prior to the time of the reconvened meeting to the directors who were not present at the time of adjournment. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes a contract or transaction.

Section 3.08    Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors.
Section 3.09    Waiver of Notice. The transactions of any meeting of the Board of Directors or any committee thereof, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present gives a waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 3.10    Action Without Meeting. Any action required or permitted to be taken by the Board of Directors, or a committee thereof, may be taken without a meeting, if all members of the Board of Directors or such committee taking action individually or collectively consent in writing or by electronic transmission to such action. After an action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the Board of Directors or committee as applicable. Such action by consent shall have the same force and effect as a unanimous vote of such directors.
Section 3.11    Removal. The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.
Section 3.12    Resignations. Any director may resign effective upon giving notice to the Chair of the Board of Directors, the Chief Executive Officer, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
Section 3.13    Vacancies. Except for a vacancy created by the removal of a director pursuant to Article 3, Section 3.11, all vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual or special meeting of the stockholders. Vacancies created by the removal of a director may be filled only by approval of the stockholders. Notwithstanding the foregoing, if a director is an incumbent director in an uncontested election who failed to receive the vote required to be elected in accordance with Section 2.13 of Article 2, such director shall tender his or her resignation in accordance with Section 3.02 of these Bylaws.
Section 3.14    Compensation. Directors and members of committees may receive such compensation, if any, for their services as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.15    Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting, or recommending to the stockholders any action or matter (other than the election or removal of members of the Board of Directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. A quorum at all meetings of any committee of the Board of Directors shall be a majority of the authorized directors serving on such committee.
ARTICLE 4
OFFICERS; CHAIR; LEAD INDEPENDENT DIRECTOR
Section 4.01    Number and Term. The officers of the Corporation shall include a Chief Executive Officer and/or a President, a Secretary and a Treasurer and may consist of such other officers, including a Chair of the Board of Directors (if such person is to also function as an officer), Chief Financial Officer, one or more other Chief Officers (of such designation(s) as the Board of Directors may determine), one or more Vice Presidents, one or more Assistant Secretaries or Assistant Treasurers, as may from time to time be appointed by the Board of Directors. All officers shall be elected by the Board of Directors; provided, however, that the Board of Directors may empower the Chief Executive Officer to appoint any officer of the Corporation other than the Chair of the Board of Directors, the Chief Executive Officer, a President, the Chief Financial Officer, Secretary or the Treasurer. Such officers shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe and shall serve at the pleasure of the Board of Directors.
Section 4.02    Inability to Act. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.
Section 4.03    Removal and Resignation. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of all the members of the Board of Directors.
Any officer may resign at any time by giving notice of said resignation to the Corporation. Unless a different time is specified therein, such resignation shall be effective upon its receipt by the Chair of the Board of Directors, the Chief Executive Officer, the Secretary or the Board of Directors.

Section 4.04    Vacancies. A vacancy in any office because of any cause may be filled by the Board of Directors and the Board of Directors may, in its discretion, leave unfilled, for such period as it may determine, any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor (if applicable) and until a successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal.
Section 4.05    Chair of the Board. The Chair of the Board of Directors shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. Unless provided otherwise by the Board of Directors, the Chair of the Board of Directors shall not be deemed to be an officer of the Corporation by virtue of such appointment.
Section 4.06    Chief Executive Officer. The Chief Executive Officer shall be the general manager and chief executive officer of the Corporation, subject to the control of the Board of Directors, and as such shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize one or more other officers to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned from time to time by the Board of Directors.
Section 4.07    Lead Independent Director. The Board of Directors may, in its discretion, elect a lead independent director (who shall not be deemed, by virtue thereof, to be an officer of the Corporation) by and from among its members that are Independent Directors (such director, the “Lead Independent Director”). He or she shall preside at all meetings at which the Chair of the Board of Directors is not present and shall exercise such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as prescribed by these Bylaws. For purposes of these Bylaws, “Independent Director” has the meaning ascribed to such term under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded.
Section 4.08    President. Each President shall have all such authority and perform all such duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer or by the Board of Directors. A President (or the Presidents in the order designated by the Board of Directors) may be designated by the Board of Directors to perform the duties of the Chief Executive Officer, and to have all the powers and be subject to all restrictions upon the Chief Executive Officer, in the absence of the Chief Executive Officer, or in the event of his or her death, disability or refusal to act. The person holding the office of Chief Executive Officer shall be a President of the Corporation, unless the Board of Directors shall have designated at least one individual as the President and a different individual as the Chief Executive Officer.
Section 4.09    Chief Officer; Vice President. Each Chief Officer (however designated) and Vice President (however designated) shall have all such authority and perform all such duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer, a President or by the Board of Directors. A Chief Officer or Vice

President (or the Vice Presidents in the order designated by the Board of Directors) may be designated by the Board of Directors to perform the duties of the Chief Executive Officer, and to have all the powers and be subject to all restrictions upon the Chief Executive Officer, in the absence of the Chief Executive Officer, or in the event of his or her death, disability or refusal to act.
Section 4.10    Secretary. The Secretary shall see that notices for all meetings are given in accordance with the provisions of these Bylaws and as required by law, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer or by the Board of Directors.
The Assistant Secretary or the Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer’s refusal to act, perform the duties of Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Each Assistant Secretary shall have all such other authority and perform all such other duties as are incident to such office or as may be assigned or delegated from time to time by the Chief Executive Officer or by the Board of Directors.
Section 4.11    Chief Financial Officer. The person holding the office of Chief Financial Officer shall be the Treasurer of the Corporation unless the Board of Directors shall have designated another officer as the Treasurer of the Corporation. The Chief Financial Officer shall have all such authority and perform all such duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer or by the Board of Directors.
Section 4.12    Treasurer. The Treasurer shall have custody of all moneys and securities of the Corporation and shall keep regular books of account. Such officer shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of such officer, an account of all transactions as Treasurer and of the financial condition of the Corporation. Such officer shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned by the Chief Executive Officer or by the Board of Directors.
The Assistant Treasurer or the Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the Treasurer, and shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer or by the Board of Directors.
Section 4.13    Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

Section 4.14    Officers Holding More than One Office. Any two or more offices may be held by the same person.
ARTICLE 5
MISCELLANEOUS
Section 5.01    Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.
Section 5.02    Certificates.
(a)    Certificates; Uncertificated Shares. The shares of capital stock of the Corporation shall be certificated shares. Notwithstanding the foregoing, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (it being understood that, following any such determination of the Board of Directors that a class or series of stock shall be uncertificated, the Board of Directors may thereafter determine that such stock shall be certificated). Any determination that outstanding shares of capital stock of the Corporation shall be uncertificated shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of two authorized officers of the Corporation (it being understood that each of the Chair of the Board of Directors, the Chief Executive Officer, a President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation shall be an authorized officer for such purpose), representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
(b)    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. In the event that any certificate of stock previously issued by the Corporation is alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, the Corporation may issue a new certificate of stock (or new uncertificated shares in the place of any certificate) and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate (or new uncertificated shares).
(c)    Other Regulations. Subject to applicable law, the Certificate of Incorporation and these Bylaws, the issue, transfer, conversion and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations and procedures as the Board of Directors may establish.
Section 5.03    Fiscal Year. The fiscal year of the Corporation shall end on the last Saturday of July unless otherwise determined by resolution of the Board of Directors.
Section 5.04    Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
Section 5.05    Amendments. These Bylaws may be adopted, amended, or repealed by the vote or the consent of stockholders entitled to exercise a majority of the voting power of the Corporation. In addition to the right of stockholders to adopt, amend, or repeal these Bylaws, these Bylaws may be adopted, amended, or repealed by the Board of Directors.
ARTICLE 6
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
Section 6.01    Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution (including but not limited to giving testimony or responding to a subpoena) and including any appeal of any of the foregoing (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or a Reincorporated Predecessor (as defined below) or is or was serving at the request of the Corporation as a director, officer, authorized signatory or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans (for purposes of this Article 6, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, costs, liability and loss (including attorneys’ fees, judgments, fines, excise taxes and penalties due pursuant to the Employee Retirement Income Security Act of 1974 and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or a Reincorporated Predecessor (as defined below) or ceased to serve at the request of the Corporation as a director, officer, authorized signatory or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing, subject to Section 6.05 of this Article 6, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors or such indemnification is authorized by an agreement approved by the Board of Directors. As used herein, the term the “Reincorporated Predecessor” means a corporation that is merged with and into the Corporation in a statutory merger where (a) the Corporation is the surviving corporation of such merger and (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor to Delaware.
Section 6.02    Advancement of Expenses. Notwithstanding any other provision of these Bylaws, the Corporation (i) shall pay all reasonable expenses (including attorneys’ fees) incurred by an Indemnitee that is or was a director or officer of the Corporation or a Reincorporated Predecessor in defending any Proceeding in advance of its final disposition and (ii) may pay all reasonable expenses (including attorneys’ fees) incurred by any other Indemnitee in defending any Proceeding in advance of its final disposition; provided, in each case, however, that if the DGCL then so requires, the advancement of such expenses (i.e., payment of such expenses as incurred or otherwise in advance of the final disposition of the Proceeding) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay such amounts if it shall ultimately be determined by a court of competent jurisdiction in a final judgment not subject to appeal that such Indemnitee is not entitled to be indemnified under this Article 6 or otherwise. Any advances of expenses or undertakings to repay pursuant to this Section 6.02 shall be unsecured, interest free and without regard to Indemnitee’s ability to pay.
Section 6.03    Non Exclusivity of Rights. The rights conferred on any person in this Article 6 shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article 6 shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article 6.
Section 6.04    Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article 6.
Section 6.05    Right of Indemnitee to Bring Suit.
(a)    Right to Bring Suit. If a claim under Section 6.01 or 6.02 of this Article 6 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee also shall be entitled to be paid, to the fullest extent permitted by law, the expense of prosecuting or defending such suit.
(b)    Effect of Determination. Neither the absence of a determination prior to the commencement of such suit that indemnification of or the providing of advancement to the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, nor an actual determination that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.
(c)    Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 6, or otherwise, shall be on the Corporation.
Section 6.06    Nature of Rights. The rights conferred upon Indemnitees in this Article 6 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
Section 6.07    Amendment or Repeal. Any amendment, repeal or modification of any provision of this Article 6 that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article 6 and existing at the time of such amendment, repeal or modification.
Section 6.08    Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise or non-profit entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
ARTICLE 7
NOTICES
Section 7.01    Notice.
(a)    Notice to Stockholders. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the

Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.
(b)    Affidavit of Giving Notice. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Section 7.02    Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.
ARTICLE 8
EXCLUSIVE FORUM
Section 8.01    Delaware Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws; or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine.
Section 8.02    Federal Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Nothing in this Article 8 affects suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 8.

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